UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 6, 2026

Date of Report (Date of earliest event reported)

LIMINATUS PHARMA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42626	93-2710748
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12611 Hiddencreek Way, Unit C, Cerritos, CA	90703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 273-5453

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LIMN	The Nasdaq Stock Market LLC
Warrants	LIMNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2026, Liminatus Pharma, Inc. (the “Company”) entered into a settlement and release agreement (the “Settlement Agreement”) with Clear Street LLC (the “Holder”), pursuant to which the Company agreed to issue 4,000,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (“Common Stock”), to the Holder in exchange for the surrender and cancellation of 805,377 warrants (the “Warrants”) to purchase shares of Common Stock held by the Holder.

No commission or other remuneration was paid or given, directly or indirectly, in connection with the exchange of the Warrants for the Shares.

Pursuant to the Settlement Agreement, the Company and the Holder agreed to dismiss (a) an action pending in the United States District Court for the Central District of California and (b) an action pending in the United States District Court for the Southern District of New York, in which, on September 11, 2025, the Court entered a default judgment against the Company in the amount of $7,500,000 plus approximately $515,000 in interest, which judgment was registered in the Central District of California on October 22, 2025.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the Shares for the Warrants has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2026

LIMINATUS PHARMA, INC.

	By:	/s/ Chris Kim
	Name:	Chris Kim
	Title:	Chief Executive Officer